EXHIBIT 99.1

PRESS RELEASE

Nexscient® Signs $6.2M Deal to Acquire Flipside,

Pioneering Physical AI Data Expertise

Strengthening its position in Physical AI data for Vision-Language-Action (VLA) models as the global AI robotics market surges toward $125 billion

LOS ANGELES, CA – January 14, 2026 – ACCESSWIRE – Nexscient, Inc. (OTCQB: NXNT), a leading innovator in artificial intelligence applications and intelligent enterprise solutions, today announced the execution of a definitive Stock Purchase Agreement to acquire Flipside Digital Content Company, Inc. (“Flipside”), a Philippines-based leader in AI data engineering.

Under the terms of the agreement, Nexscient will acquire 100% of Flipside’s issued and outstanding shares through a multi-step reorganization for an aggregate consideration of approximately $6.20 million, consisting of $600,000 in cash, a $450,000 convertible promissory note, and 6,846,000 shares of Nexscient’s restricted common stock.  The agreement is also subject to customary working capital and indebtedness adjustments.

Flipside specializes in structured data collection, human-in-the-loop judgment workflows, and rigorously quality-controlled curation pipelines. The company is also a recognized pioneer in Physical AI data engineering, delivering high-precision datasets that power next-generation Vision-Language-Action (VLA) models and embodied AI systems requiring tightly integrated visual, contextual, and action-oriented training data.

The rapidly emerging VLA segment sits at the forefront of the AI robotics industry, enabling robots to perceive environments, interpret instructions, and perform complex physical tasks in real-world settings. According to a Grand View Research report, “Artificial Intelligence In Robotics Market (2024-2030),” the global AI robotics market is projected to grow from approximately $16.1 billion in 2024 to more than $124.8 billion by 2030.

“This acquisition significantly strengthens Nexscient’s position in the high-growth Physical AI and robotics data ecosystem,” said Fred E. Tannous, Chief Executive Officer of Nexscient, Inc. “Flipside brings deep operational expertise, proven scalability, and a highly skilled global team. Together, we believe that we are uniquely positioned to deliver comprehensive AI data solutions to enterprise and next-generation AI customers worldwide.”

The transaction is expected to meaningfully expand Nexscient’s global footprint and enhance its end-to-end capabilities in computer vision, natural language processing, physical AI, and generative AI training data workflows—advancing the company’s vision of building a fully vertically integrated AI ecosystem spanning data, software, infrastructure, and applied intelligence.

“We are thrilled to join forces with Nexscient and begin this exciting next chapter,” said Anthony De Luna, Chief Executive Officer of Flipside Digital Content Company, Inc. “Our shared commitment to quality, innovation, and scalability, combined with Nexscient’s strategic resources and platform, will enable us to accelerate growth and deliver even greater value to our global customer base.”

The transaction includes customary representations, warranties, covenants, post-closing purchase price adjustments, and indemnification provisions.  Closing remains subject to the satisfaction of standard closing conditions, including completion of the reorganization process, required regulatory filings, and receipt of applicable government clearances.

About Nexscient, Inc.

Nexscient, Inc. (OTCQB: NXNT) is a forward-thinking AI company developing and delivering advanced artificial intelligence applications and intelligent enterprise solutions. The company is focused on building a vertically integrated ecosystem spanning high-quality training data, software platforms, infrastructure, and applied AI to serve enterprise and emerging technology customers worldwide.

About Flipside Digital Content Company, Inc.

Flipside is a leading Philippines-based AI data engineering company specializing in structured data collection, human judgment workflows, and quality-controlled curation pipelines for advanced AI systems, with particular expertise in Physical AI, Vision-Language-Action models, and embodied intelligence datasets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed or implied. These forward-looking statements are not statements of historical fact regarding the intent, belief or current expectations of Nexscient, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; (iv) performance of our products and services, (v) the satisfaction of various closing conditions, and (vi) the timing and receipt of regulatory and government approvals.  You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Nexscient’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2025, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time.  Readers are cautioned not to place undue reliance on these forward-looking statements. These documents are available in the SEC Filings section of the Investor Relations section on our website at https://nexscient.ai. The Company cautions readers. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

MEDIA CONTACT:

Nexscient, Inc.

Fred E. Tannous, President & CEO

Email: fred@nexscient.com

Phone: +1 (310) 494-6620

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